Exhibit 10.1
FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT
          This First Amendment and Waiver to Credit Agreement (the “First Amendment”) is made as of the 30 day of April, 2008 by and between Bank of America, N.A. (the “Lender”), a national banking association with offices at 100 Federal Street, Boston, Massachusetts 02110 and iRobot Corporation, a Delaware corporation with its principal place of business at 63 South Avenue, Burlington, Massachusetts 01803 ( the “Borrower”) in consideration of the mutual covenants contained herein and benefits to be derived herefrom:
W I T N E S S E T H
          WHEREAS, the Lender and the Borrower, have entered into a certain loan arrangement, which loan arrangement is evidenced by, among other documents and instruments, a certain Credit Agreement dated June 5, 2007 (the “Agreement”);
          WHEREAS, Borrower and the Lender have agreed to amend certain terms and provisions of the Agreement and waive certain covenants all as set forth herein.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lender and the Borrower hereby agree as follows:
     1. All capitalized terms not otherwise defined herein shall have the same meaning as defined in the Agreement.
     2. The definition of Commitment in Section 1.01 of the Agreement is hereby amended by deleting the reference to “Thirty Five Million ($35,000,000) Dollars” and replacing it with “Forty Five Million ($45,000,000) Dollars”.
     3. The definition of Current Assets in Section 1.01 of the Agreement is hereby supplemented by adding at the end of the definition the following:
“plus auction rate securities held on the Borrower’s balance sheet”
     4. Exhibit B of the Agreement is amended by the First Amendment to Note of even date executed by the Borrower.
     5. Section 7.11(b) of the Agreement is hereby waived for the quarter ending March 31, 2008.
     6. Except as expressly amended hereby, the remaining terms and conditions of the Agreement and all documents and instruments executed in connection therewith are hereby expressly ratified and confirmed.

     7. The Borrower acknowledges and agrees that it has no claims, counterclaims, off-sets, defenses or causes of action against the Lender with respect to amounts outstanding under the Agreement. To the extent such claims, counterclaims, off-sets, defenses and/or causes of action should exist, whether known or unknown, at law or in equity, the Borrower hereby WAIVES same and RELEASES the Lender from any and all liability in connection therewith.
     8. The wavier contained in this First Amendment is a one-time waive of the aforesaid financial covenant and shall not be deemed either a continuing waiver of such financial covenant or a waiver of any other provisions of the Agreement.
     9. Miscellaneous.
a.	The Borrower shall execute and deliver to the Lender such additional documents, instruments, and agreements that the Lender may require in order to give effect to, and implement the terms and conditions of this First Amendment.

b.	This First Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original and all of which together shall constitute one instrument.

c.	This First Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provision hereof.

d.	The Borrower shall pay on demand all reasonable costs and expenses of the Lender including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution and delivery of the First Amendment.
     10. It is intended that this First Amendment take effect as an instrument under seal as of the date first written above.

Witnessed by:	iROBOT CORPORATION

/s/ Paul Tavalone	By:	/s/ Geoffrey P. Clear

Name: Geoffrey P. Clear
Title: Sr. VP and CFO
Signatures continued on next page

BANK OF AMERICA, N.A.
By:	/s/ Richard MacDonald
	Name:	Richard MacDonald
	Title:	Vice President